Exhibit 99.2

F I N A N C I A L S T A T E M E N T S

Global Ethanol, LLC
Year Ended June 30, 2010
With Report of Independent Auditors

Global Ethanol, LLC

Financial Statements

Year Ended June 30, 2010

Report of Independent Auditors

The Board of Directors

Global Ethanol, LLC

We have audited the accompanying balance sheet of Global Ethanol, LLC (the Company) as of June 30, 2010, and the related statements of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Global Ethanol, LLC will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and working capital deficiencies. In addition, the Company has not complied with certain covenants of loan agreements with lenders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Ethanol, LLC at June 30, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

September 28, 2010

Global Ethanol, LLC

Balance Sheet

(In Thousands)

June 30, 2010

Assets
Current assets:
Cash and cash equivalents	$617
Trade receivables	8,323
Other receivables	664
Due from related parties	324
Promissory notes	1,557
Inventories	15,696
Prepaid expenses and other current assets	2,113

Total current assets	29,294

Property and equipment:
Land and land improvements	17,655
Buildings	29,905
Mechanical equipment	146,634
Grain equipment	6,599
Other equipment	2,052
Construction in progress	2,843

205,688
Accumulated depreciation	(59,631)

146,057

Other assets	2,996

Total assets	$178,347

Liabilities and members’ equity
Current liabilities:
Current maturities of long-term debt	$81,836
Note payable	16,250
Accounts payable	6,481
Accounts payable to related party	914
Accrued expenses	300

Total current liabilities	105,781

Long-term debt, less current maturities	580

Members’ equity:
Class A	9,444
Class B	5,107
Class C	34,039
Class D Preferred	17,677
Class E Preferred	5,719

Total members’ equity	71,986

Total liabilities and members’ equity	$178,347

See accompanying notes.

Global Ethanol, LLC

Statement of Operations

(In Thousands)

Year Ended June 30, 2010

Sales	$286,173
Cost of sales	273,703

Gross profit	12,470

Selling, general, and administrative expenses	11,435

Income from operations	1,035

Other income (expense):
Miscellaneous income	727
Interest income	82
Interest expense	(6,160)

Total other expense	(5,351)

Net loss	$(4,316)

See accompanying notes.

Global Ethanol, LLC

Statement of Members’ Equity

(In Thousands, Except for Units)

Year Ended June 30, 2010

	Class A Members		Class B Members		Class C Members		Preferred Members		Preferred Members		Total Amount
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount
Balance as of June 30, 2009	104,620	$11,977	30,403	$5,844	202,535	$38,940	44,433	$14,672	–	$(10)	$71,423
Issuance of Class E units, net of $121 in issuance costs	–	–	–	–	–	–	–	–	5,000	4,879	4,879
Preferred interest paid to:
Class D	–	(932)	–	(271)	–	(1,802)	–	3,005	–	–	–
Class E	–	(263)	–	(77)	–	(510)	–	–	–	850	–
Net loss	–	(1,338)	–	(389)	–	(2,589)	–	–	–	–	(4,316)

Balance as of June 30, 2010	104,620	$9,444	30,403	$5,107	202,535	$34,039	44,433	$17,677	5,000	$5,719	$71,986

See accompanying notes.

Global Ethanol, LLC

Statement of Cash Flows

(In Thousands)

Year Ended June 30, 2010

Operating activities
Net loss	$(4,316)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,967
Amortization of debt issuance costs	496
Noncash patronage dividend	(29)
Changes in operating assets and liabilities:
Receivables	9,066
Due from related parties	(97)
Inventories	(5,358)
Prepaid expenses and other current assets	(1,569)
Accounts payable	(2,875)
Accrued expenses	511

Net cash provided by operating activities	6,796

Investing activities
Purchases of property and equipment	(1,426)

Net cash used in investing activities	(1,426)

Financing activities
Member contributions, net of issuance costs	4,879
Cash paid for debt issuance costs	(340)
Proceeds from short-term note payable	(114,240)
Principal payments on short-term note payable	105,490
Proceeds from long-term debt (revolver)	194
Principal payments on long-term debt (revolver)	(2,680)
Principal payments on long-term debt	(3,358)

Net cash used in financing activities	(10,055)

Net decrease in cash and cash equivalents	(4,685)
Cash and cash equivalents at beginning of year	5,302

Cash and cash equivalents at end of year	$617

See accompanying notes.

Global Ethanol, LLC

Notes to Financial Statements

(Dollars in Thousands)

June 30, 2010

1. Business of Presentation

Global Ethanol, LLC (the Company or Global Ethanol) is a Delaware limited liability corporation. The Company’s primary operations are the production of ethanol and distiller grains for commercial sales throughout the United States. It primarily operates a 100 million gallon ethanol plant in Lakota, Iowa, and a 57 million gallon ethanol plant in Riga, Michigan.

As a result of ethanol industry conditions that have negatively affected the Company’s business, the Company was in default of certain restrictive loan covenants under the terms of the Amended and Restated Security Agreement at various times throughout fiscal 2010 and subsequent to June 30, 2010. The defaults of these restrictive loan covenants that occurred at various times throughout fiscal 2010 were subsequently waived by the Company’s lenders under the Senior Secured Term Loan and Revolving Term Loan Agreement on July 31, 2009, September 30, 2009, and November 30, 2009, and certain covenant ratios and performance criteria have been reset through October 31, 2010. The defaults of the restrictive loan covenants that occurred subsequent to June 30, 2010, have not been waived by the Company’s lenders. The events of default subsequent to June 30, 2010, have permitted the Company’s lenders to accelerate the maturity date of the amount outstanding under the Senior Secured Term Loan and the Revolving Term Loan to be due on demand. As a result of the Company’s events of default subsequent to June 30, 2010, and because the debt lenders are permitted to accelerate the maturity date of the amount outstanding under the Senior Secured Term Loan and the Revolving Term Loan to be due on demand, the 2010 financial statements include an explanatory paragraph expressed by our independent accounting firm describing the existence of conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount of and classification of liabilities that may result should the Company be unable to continue as a going concern. See also Note 14, “Subsequent Events.”

The Company has performed an evaluation of events that have occurred subsequent to June 30, 2010, to September 28, 2010 (the date the financial statements were available for issuance). See also Note 14, “Subsequent Events.”

The dollar amounts in the financial statements are represented in thousands of dollars.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had $500 in certificates of deposit with a domestic financial institution as of June 30, 2010.

Trade Receivables and Allowance for Doubtful Accounts

Receivables are carried at the original invoice amount and do not bear interest. The Company does not require collateral but periodically evaluates the credit standing of its customers and, if necessary, records an allowance for doubtful accounts. Historically, the Company has not experienced any significant credit losses. The Company had $31 recorded as allowance for doubtful accounts as of June 30, 2010.

Promissory Note Receivable

On June 30, 2009, as proceeds for the sale of certain parts, the Company received a $1,111 promissory note receivable (June 30 Promissory Note) from the buyer with no stated rate of interest with a scheduled maturity date of May 2010 or earlier if events of default, as defined within the June 30 Promissory Note agreement, are breached. The stated rate of interest increases to 4% per annum if the principal balance is not paid on the scheduled maturity date of May 2010. In November 2009, the Company and the buyer entered into an agreement under which the Company agreed to apply proceeds from the sale of corn oil to various obligations, including the June 30 Promissory Note and removed the stated maturity date. All principal and interest due on the June 30 Promissory Note is expected to be paid in full by June 2011. The June 30 Promissory Note is secured by a second lien on certain assets of the buyer, as defined within the securities agreement, in the event of default. As of June 30, 2010, $1,111 is classified as a current receivable within promissory notes.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

2. Summary of Significant Accounting Policies (continued)

On October 29, 2009, the Company executed an agreement with a customer for amounts past due as of June 30, 2009, relating to the settlement of agreements to physically deliver ethanol at a fixed price. The Company received a $1,560 promissory note receivable (October 29 Promissory Note) from the buyer with a stated interest rate of 2% as long as the amount of principal and interest remains outstanding. All principal and interest due on the October 29 Promissory Note is expected to be paid in full by August 2012. Due to the stated interest rate on the October 29 Promissory Note being considered favorable compared to market, the October 29 Promissory Note is being carried at a discounted amount of $1,154, which represents a discount of $201 using an effective interest rate of 12%. The October 29 Promissory Note is secured by receivables of future sales of ethanol by October 29 Promissory Note holder to third parties, as defined within the Settlement Agreement, in the event of default. As of June 30, 2010, $446 is classified as a current receivable within promissory notes.

Inventories

Ingredient inventories are stated at the lower of cost or market using an average costing method. The ethanol inventory, ethanol production in progress, and related by-product inventory are valued at the lower of cost or market under a costing system that allocates direct and indirect raw material and other costs through production formulas based upon standard production averages.

Change in Depreciable Lives of Property and Equipment

In accordance with its policy, the Company reviews the estimated useful lives of its fixed assets on an ongoing basis. This review indicated that the actual lives of certain plant-related fixed assets, storage tanks, and utility racks at its ethanol manufacturing plants were longer than their estimated useful lives and in some cases shorter than the estimated useful lives for other manufacturing equipment used for depreciation purposes in the Company’s financial statements. As a result, effective July 1, 2009, the Company changed its estimates of the useful lives of certain plant-related fixed assets, storage tanks, and utility racks and other manufacturing equipment to better reflect the estimated periods during which these assets will remain in service.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

2. Summary of Significant Accounting Policies (continued)

Below are the average useful lives of certain categories of fixed assets:

Plant-related fixed assets(a)	–	increased from 15 years average useful life to 20 years

Storage tanks and utility racks(b)	–	increased from 15 years average useful life to 20 years

Other manufacturing equipment(c)	–	decreased from 15 years average useful life to 10 years

(a)	Includes plant-related assets used directly by the plant such as electrical, piping for milling, and general site-related fixed assets such as sewer, water, etc.

(b)	Includes field-erected tanks, process tanks, grain storage bins, and ethanol storage tanks.

(c)	Includes heat exchangers, boiler, and steam generators.

The effect of the change in estimate was to reduce 2010 depreciation expense and the net loss by $2,023.

Property and Equipment

Property and equipment are stated at cost and are depreciated over their estimated useful lives, using the straight-line method. Significant additions and improvements that increase useful lives are capitalized. Maintenance and repairs are expensed as incurred. The principal estimated useful lives are:

Land improvements	20 years
Buildings and building improvements	10–20 years
Mechanical equipment	5–20 years
Grain equipment	5–20 years
Office equipment	3–5 years
Other equipment	5–10 years

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

2. Summary of Significant Accounting Policies (continued)

The Company capitalizes interest on qualifying costs incurred in connection with plant construction and expansion. Total interest costs during the year ended June 30, 2010, were $6,160, of which $-0- was capitalized.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (ASC) 360, Property, Plant, and Equipment, long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company did not recognize any impairment of long-lived assets for the year ended June 30, 2010.

Derivative Instruments and Hedging Activities

The Company accounts for derivatives and hedging activities in accordance with ASC 815, Derivatives and Hedging, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values.

Periodically, the Company uses exchange-traded options or futures contracts to reduce its exposure to various commodity market risks related to corn, ethanol, and natural gas. The Company has elected not to adopt hedge accounting for any of these contracts that may otherwise qualify for hedge accounting under ASC 815. Accordingly, any realized or unrealized gain or loss related to these derivative financial instruments is recorded as gain or loss on commodity transactions in cost of sales on the statement of operations. The Company recorded a net gain of $2,679 on commodity option and future transactions in fiscal year 2010.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

2. Summary of Significant Accounting Policies (continued)

In the normal course of business operations, the Company enters into sales contracts for the future delivery of ethanol and distillers grains. The Company has concluded that these contracts do not meet the definition of a derivative under ASC 815 as there is no mechanism for net settlements. These contracts are disclosed as commitments in Note 12, “Commitments and Contingencies.”

Debt Issuance Cost

Debt issuance costs are amortized over the term of the related debt using a straight-line method of amortization that approximates the effective interest method. The unamortized balance of debt issuance costs at June 30, 2010, was $1,711 and is classified as other assets in the accompanying balance sheet. Total amortization of debt issuance costs was $496 for the year ending June 30, 2010.

Revenue Recognition

Revenues are recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, product has been shipped FOB shipping point or destination (dependent upon contract terms), risk of loss has passed to the buyer, the price is fixed and determinable, and collectability is reasonably assured. Shipping costs billed to customers are included gross in revenue and cost of sales.

Income Taxes

The Company is organized as a limited liability company under state law and is treated as a partnership for income tax purposes. Under this type of organization, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, the Company is not subject to income tax, and no income tax expense or benefit has been provided.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

3. New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162 (the Codification or ASC). The Codification reorganized existing U.S. accounting and reporting standards into a single source of authoritative accounting principles arranged by topic. The Codification supersedes all existing U.S. accounting standards. The Codification was effective on a prospective basis for interim and annual reporting periods ending after September 15, 2009. The Company adopted the Codification for the annual financial statements ending June 30, 2010. The adoption of the Codification changed references to U.S. generally accepted accounting principles, but it had no impact on the Company’s financial position or results of operations.

Effective July 1, 2009, the Company adopted new FASB guidance for disclosures about derivative investments and hedging activities. The new guidance, which is now part of ASC 815, requires enhanced disclosures about an entity’s derivative and hedging activities in order to improve the transparency of financial reporting. These enhanced disclosure requirements include disclosure regarding an entity’s strategies and objectives for using derivative instruments, and accounting policies for derivative instruments or hedged items, and how the derivative instruments and hedged items affect its financial position, financial performance, and cash flows. The adoption did not have a material impact to the Company’s financial position or results of operations, as it is a disclosure-only standard.

4. Inventories

Inventories consisted of the following as of June 30, 2010:

2010

Ethanol	$6,840
Corn	1,625
Distilled grains	42
Chemicals, ingredients, and parts	4,833
Ethanol production in progress	2,356

$15,696

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

5. Fair Value Measurements

Fair value is the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties as of the measurement date. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with a creditor. The fair value hierarchy prioritizes the inputs used to measure fair value by using the following categories:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices in active markets for similar assets or liabilities that are observable for full term of the asset or liability.

Level 3 – Prices or valuation techniques requiring significant unobservable inputs.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following table summarizes the inputs used to measure certain financial assets and liabilities at fair value on a recurring basis:

	Total	Basis of Fair Value Measurements
		Level 1	Level 2	Level 3
2010
Assets:
Cash and cash equivalents	$617	$617	$–	$–

Liabilities:
Derivative instruments	$427	$–	$427	$–

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

5. Fair Value Measurements (continued)

The fair value of derivative instruments is exclusive of the cash collateral receivable of $1,055 as of June 30, 2010. The Company nets the derivative liability with cash collateral for balance sheet presentation purposes. As of June 30, 2010, the Company had a net receivable of $628, net of cash collateral receivable of $1,055, and is included in prepaid expenses and other current assets.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents. Initially valued at transaction prices. Carrying value of cash equivalents approximates fair value as maturities are three months or less.

Derivative Instruments. Derivative instruments are valued using standard calculations and models with inputs other than quoted market prices for instruments. The inputs are obtained from industry standard data and include commodity prices.

6. Note Payable

At June 30, 2010, the Company had $8.75 million available under the line of credit and available swingline. Available swingline advances may not exceed $2 million and are subject to borrowing limitations including the combined limit of $25 million for line of credit and swingline obligations. Interest is variable based on LIBOR plus a variable margin as prescribed by the loan agreement. Interest rates were 6.75% at June 30, 2010, for the line of credit. Trade receivables, inventory, net cash, and commodity trading contract and margin accounts secure the line of credit. As of June 30, 2010, there was $16.25 million outstanding on this line of credit.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

7. Long-Term Debt

June 30, 2010
Term loan (tranche A), variable interest payable monthly at rates dependent upon quarterly financial performance levels (4.975% at June 30, 2010), principal payments of $750 due quarterly until maturity at January 2015, secured by a mortgage on real estate and substantially all company assets, excluding assets securing the line of credit obligation (Note 6).	$18,486

Term loan (tranche B), interest payable monthly at 8.22%, principal payments of $750 due quarterly until maturity at January 2015, secured by a mortgage on real estate and all company assets, excluding assets securing the line of credit obligation (Note 6).	18,650

Revolving term loan for the construction of the ethanol plant located in Riga, Michigan, variable interest payable monthly at rates dependent upon quarterly financial performance levels (4.975% at June 30, 2010). The principal amount outstanding under the agreement is payable in semi-annual payments of $2,680 commencing on April 1, 2007 through April 1, 2015, and $5,680 on October 1, 2015, with any remaining outstanding principal and interest due on April 1, 2016. The revolving term loan is secured by a mortgage on real estate and substantially all company assets, excluding assets securing the line of credit obligation (Note 6). There is a letter of credit for $581 against this loan to the Michigan Department of Transportation (MI DOT).

44,700

Loan contract with the MI DOT dated May 17, 2006, for the amount of $968. Annual payments are $194 plus 6% interest.	580

82,416
Less current maturities	(81,836)

$580

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

7. Long-Term Debt (continued)

Scheduled long-term debt maturities are as follows:

Years ending June 30:
2010	$11,554
2011	11,554
2012	11,554
2013	11,360
2014	11,360
Thereafter	25,005

$82,387

On September 23, 2008, the Company received a waiver from the lenders for noncompliance of the working capital requirement as of June 30, 2008.

As of September 30, 2008, the Company was not in compliance with certain restrictive loan covenants of its loan agreement with lenders. On October 31, 2008, the Company and its lenders agreed to the Ninth Amendment to the Amended and Restated Loan and Security Agreement and waived noncompliance of the restrictive financial covenants existing as of September 30, 2008. In conjunction with the lenders agreeing to waive the debt covenant violations existing as of September 30, 2008, and to modify certain covenants, the Company agreed to raise $13,330 of Preferred Equity and the lender agreed to defer up to $11,360.

On December 23, 2008, the Company and its lenders agreed to the Tenth Amendment to the Amended and Restated Loan and Security Agreement, which modified certain provisions of the agreement definitions but did not modify any of the restrictive loan covenants.

As of January 31, 2009, the Company was not in compliance with certain restrictive loan covenants of its loan agreement with lenders. On February 27, 2009, the Company and its lenders agreed to the Eleventh Amendment to the Amended and Restated Loan and Security Agreement and waived noncompliance of the financial covenants existing as of January 31, 2009, and modified certain covenants.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

7. Long-Term Debt (continued)

As of March 31, 2009, the Company was not in compliance with certain restrictive loan covenants of its loan agreement with lenders. On July 31, 2009, the Company and its lenders agreed to the Twelfth Amendment to the Amended and Restated Loan and Security Agreement and waived noncompliance of the financial covenants existing as of March 31, 2009 for a specified forbearance period. In conjunction with the lenders agreeing to waive the restrictive financial covenant violations existing as of March 31, 2009, and to modify certain covenants, it also required equity investment of $3,000 on or prior to July 31, 2009, and a best effort to raise an additional $2,000 equity investment on or prior to September 30, 2009. In conjunction with the Twelfth Amendment, the Company executed an account control agreement granting the lender, at any time and from time to time upon written notice, exclusive control of certain deposit accounts and may remit or apply all funds, earnings and other property of the Company to borrowings outstanding under the Amended and Restated Loan and Security Agreement. Additionally, the Twelfth Amendment deferred scheduled principal payments to January 1, 2010, for term loan (tranche A) and term loan (tranche B) and April 1, 2010, for revolving term loan.

As of June 30, 2009, the Company was not in compliance with certain restrictive loan covenants of its loan agreement with lenders. On September 30, 2009, the Company and its lenders agreed to the Thirteenth Amendment to the Amended and Restated Loan and Security Agreement and waived noncompliance of the restrictive financial covenant violations existing as of June 30, 2009 for a specified forbearance period and modified certain covenants.

On November 30, 2009, the Company and its lenders agreed to the Fourteenth Amendment to the Amended and Restated Loan and Security Agreement, which modified certain restrictive loan covenants and amended the Stated Forbearance Termination Date, as defined within the Amended and Restated Loan and Security Agreement, to July 31, 2010.

During the periods of forbearance beginning July 31, 2009, and ended December 1, 2009, the lender agreed not to, on account of any specified matured default, exercise any right or remedy under the Amended and Restated Loan and Security Agreement.

On June 30, 2010, the Company and its lenders agreed to the Fifteenth Amendment to Amended and Restated Loan and Security Agreement and Third Amendment to Forbearance Agreement, which amended the Stated Forbearance Termination Date, which extended those restricted loan covenants, as defined within the Fourteenth Amendment to the Amended and Restated Loan and Security Agreement, and amended the Stated Forbearance Termination Date, as defined within the Amended and Restated Loan and Security Agreement, to October 31, 2010.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

7. Long-Term Debt (continued)

Long-term debt has been classified as current at June 30, 2010, due to and as a result of the Company’s events of default subsequent to June 30, 2010, which permits the debt lenders to accelerate the maturity date of the amount outstanding under the Senior Secured Term Loan and Revolving Term Loan as due on demand. The Company also executed an account control agreement granting the lender, at any time and from time to time upon written notice, exclusive control of certain deposit accounts and may remit or apply all funds, earnings and other property of the Company to borrowings outstanding under the Amended and Restated Loan Securities Amendment.

8. Members’ Equity

As of June 30, 2010, the Company had 104,620 Class A membership units, 30,403 Class B membership units, and 202,535 Class C membership units, and 44,433 Class D Preferred membership units outstanding. In addition, during 2010, the Company issued 5,000 Class E Preferred membership units, and as of June 30, 2010, 5,000 Class E Preferred membership units remained outstanding.

Class A, Class B, and Class C members have essentially the same rights while Class D and Class E Preferred membership units have preferred benefits to Class A, Class B, and Class C membership units, as defined, within the Fourth Amended and Restated Limited Liability Company Agreement, which include the following: (i) net losses of the Company will be allocated to the members in proportion to the membership units held, excluding any allocation to Class D and Class E Preferred membership units, while net profits will be allocated first to the Class D and Class E Preferred membership units to the extent of and in proportion to the excess of (A) the cumulative Class D and Class E Preferred Distribution each such Class D and Class E Preferred member has earned through the date of such allocation over (B) the cumulative profits allocated to each such Class D and Class E Preferred member and the balance, to Classes according to the Class percentages of Class A, Class B, and Class C, Class D Common and Class E Common, and then to Unitholders in proportion to units held for Class A, Class B, Class C, Class D Common, and Class E Common; (ii) Class E Convertible Preferred membership units are entitled to receive quarterly distributions of $0.05 per unit, which shall then become superior in preference to any distribution to any Class A, Class B, Class C, or Class D Common, Class D Preferred or Class E Common Unitholders, the Preferred Distribution

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

8. Members’ Equity (continued)

shall compound annually at a rate of 20% per annum and may not be waived by the Board of Directors of the Company; the Class E preferred distribution shall (a) be paid in cash if and when declared by the Board of Directors of the Company, on March 31, June 30, September 30, and December 31 of every year, (b) be converted into fully paid and non-assessable Class E Common Units, (c) Class D Preferred membership units are entitled to receive quarterly distributions of $15.00 per unit, which shall then become superior in preference to any distribution to be made to any Class A, Class B, and Class C; the Preferred distribution shall compound annually at a rate of 20% per annum and may not be waived by the Board of Directors of the Company; the Class D Preferred Distribution shall be paid in cash if and when declared by the Board of Directors of the Company; (iv) certain preferences to Class D and Class E Preferred Units in the event of liquidation events, as defined within the Fourth Amended and Restated Limited Liability Company Agreement; (v) the Company shall be required to redeem all Class E Preferred Units at any time after September 30, 2009, subject to applicable law and bank covenants, and shall be required to redeem all Class E Convertible Preferred units if it receives a redemption notice from holders representing at least 50% of the outstanding Class E Preferred Units, all Class E Convertible Preferred Units, and all accumulated but unpaid Class E Convertible Preferred Distribution (including the annual compounding of such Class E Convertible Preferred Distribution) shall be converted, without the payment of any additional consideration therefore, into fully paid and non-assessable Class E Common Units at the applicable ratio of one Class E Convertible Preferred Unit to one Class E Common Unit or $1.00 (one dollar) of Class E Convertible Preferred Distribution to one Class E Common Unit; and (vi) the Company shall be required to redeem all Class D Preferred Units at any time after the Company has redeemed all of the Class E Preferred Units, if it receives a redemption notice from holders representing at least 50% of the outstanding Class D Preferred Units; in this case, all of the Class D Preferred Units shall be redeemed as soon as practicable, in any event within 60 days, after the date the redemption notice is received by the Company; in either case, as consideration, the Company shall pay each Unitholder $300.00 per Unit to be redeemed plus any and all accumulated but unpaid Class D Preferred Distribution (including the annual compounding of such amount), as of the date of redemption, in respect of each Class D Preferred Unit to be redeemed.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

8. Members’ Equity (continued)

Holders of Class D Preferred Units are entitled, at any time, to purchase from the Company up to 44,433 Class C Common Units of the Company at a price per Class D Common Unit of $0.01. Subsequent to February 15, 2009, the actual number of Class D Common Units that may be purchased under the Class D Preferred Warrant shall be determined by the Company, based on the total purchase price of all Class D Preferred Units actually purchased in the event of an offering, and the Company shall provide written notice of that actual number to the Class D Preferred Warrant holders. The Class D Preferred Warrant shall also become exercisable, in whole or in part, at any time after December 31, 2009, provided, however, that the event of a closing of the Company’s sale or transfer of all or substantially all of its assets, an underwritten public offering of equity securities by the Company, or the closing of the acquisition of the Company by another entity by means of merger, consolidation, or other transaction or series of related transactions, as defined in the Fourth Amended and Restated Limited Liability Company, occurs. As of June 30, 2010, 44,433 Class D Preferred Warrants remained outstanding.

Each membership unit entitles the member to one vote on any matter on which the member is entitled to vote. Transfers of membership units are prohibited except as provided. Additional classes of membership interests and units may be created and issued as the Board of Managers determines necessary. Membership is subject to certain minimum unit holding requirements as determined by each class of unit.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

9. Leases

The Company leases equipment and railcars under long-term operating lease agreements. Lease expense for the year ended June 30, 2010, was $3,330.

Minimum lease payments in future years are as follows:

Years ending June 30:
2011	$2,683
2012	1,759
2013	801
2014	286
2015	–

Total minimum lease payments	$5,529

10. Related-Party Transactions

The Company pays certain expenses on behalf of two of the Company’s members, which are to be reimbursed by the members on a periodic basis. As of June 30, 2010, the Company had receivables due from related parties of $324.

11. Employee Benefit Plans

The Company has a defined-contribution plan covering substantially all of its employees. The Company matches up to 3% of the employees’ contributed earnings to this plan. For fiscal year 2010, contributions to this plan were $70.

The Company has an incentive program for its employees. The incentive program is based on the performance of the Company as determined by the Board of Managers. At June 30, 2010, the Company had no liabilities related to this plan.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

12. Commitments and Contingencies

Consulting Contracts

The Company entered into an Ethanol Production Service Agreement with Global Ethanol, Inc. (GEI, which is a 60% owner of the Company) on January 16, 2007. The three-year agreement automatically extends at the end of each anniversary unless terminated. Under the terms of the agreement, GEI will provide all of the corporate management and administrative services and operate the ethanol production facilities in Lakota, Iowa, and Riga, Michigan, which shall include, among other services, feedstock procurement, energy services, ethanol and DDG marketing, and appropriate hedging and contracting as agreed, as well as such other business development work as may be agreed upon from time to time. Per the agreement, the Company will compensate GEI on a cost plus 10% basis.

The Company does not pay GEI costs incurred for projects or services that are not owned by the Company, costs of GEI itself, costs of the owners of GEI, and costs not benefiting the Company. Any fees received by GEI from the Company are first offset against the overall costs of GEI on a dollar-for-dollar basis prior to allocation. GEI’s capitalized costs are approved in accordance with the annual budget process and allocated based on the depreciation and/or amortization expense of GEI. The plus 10% is determined as 10% of the costs chargeable to the Company.

Total fees paid by the Company to GEI for fiscal year 2010 were $8,232 and an additional $786 was accrued on June 30, 2010.

Sales Commitments

In January 2005, the Company entered into a grain handling agreement with an entity that is an investor in one of the members of the Company. The agreement provides for the management of the Company’s grain requirements, including procurement, delivery, logistical support, and quality review. These services were provided for a fee of $0.0175 per bushel in fiscal year 2010. The agreement renews annually and can be terminated by providing notice at least 180 days prior to the renewal date. The Company incurred fees for these services of $411 for fiscal year 2010. Corn purchases from one of the members of the Company totaled $-0- during fiscal year 2010. As of June 30, 2010, corn payables related to these purchases were $-0-.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

12. Commitments and Contingencies (continued)

The Company has entered into an ethanol marketing agreement with a national marketing company for the rights to market a portion of the ethanol produced by the Company through August 2010. The ethanol marketing company is an investor in one of the members of the Company. Ethanol sales with this company totaled $23,868 in fiscal year 2010, and the Company had outstanding receivables as of June 30, 2010, on these sales of $-0-.

The Company’s largest customer accounted for 12% of total revenues in 2010. Amounts due from the largest customer comprised 12% of total trade accounts receivable at June 30, 2010.

Environmental Liabilities

The Company’s operations are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdiction in which it operates. These laws require the Company to investigate and remediate the effects of the release or disposal of material at its locations. Accordingly, the Company has adopted policies, practices, and procedures in the areas of pollution control, occupational health, and the production, handling, storage, and use of hazardous materials to prevent environmental or other damage, and to limit the financial liability that could result from such events. Environmental liabilities are recorded when the Company’s liability is probable and the costs can be reasonably estimated. No such liabilities were recorded at June 30, 2010.

13. Miscellaneous Income

To promote economic development, the state of Iowa developed the New Jobs and Income Program, which includes tax credits for qualifying businesses. The Company recognized $139 as income related to this program during fiscal year 2010.

The material items in miscellaneous income were the Iowa Investment Credit refund of $139, rail mileage income of $308, and dividend income of $215.

Global Ethanol, LLC

Notes to Financial Statements (continued)

(Dollars in Thousands)

14. Subsequent Events

On July 31, 2010, and August 30, 2010, the Company was not in compliance with certain restrictive loan covenants of its loan agreement with lenders. As a result of the Company’s events of default subsequent to June 30, 2010, and because the debt lenders are permitted to accelerate the maturity date of the amount outstanding under the Senior Secured Term Loan and the Revolving Term Loan, the related debt has been classified as current and due on demand.

Subsequent to June 30, 2010, the Company began negotiations to sell the Company with a potential buyer and entered into a non-binding letter of intent on August 17, 2010, with a third party. The Company expects the carrying value plus estimate of costs to sell ($1.3 million) to exceed the expected sales price by $5 million to $7 million. No definite merger agreement has been executed as of the date of these financial statements. The expected sale completion date is still uncertain but is expected to be prior to November 30, 2010.

15. Event (Unaudited) Subsequent to Date of Independent Auditors’ Report

On September 28, 2010, Global Ethanol and Green Plains Renewable Energy, Inc. (Green Plains) entered into a definitive merger agreement whereby Green Plains would acquire equity units of Global Ethanol. The definitive agreement provides that the proposed acquisition will be accomplished through a merger of a newly formed wholly owned subsidiary of Green Plains with Global Ethanol (Merger).

On October 22, 2010, the Merger was completed. The sale price was $167.2 million, including the assumption of $98.7 million of outstanding debt held by Global Ethanol as of June 30, 2010, with the sale price being determined upon the value of Global Ethanol plant assets and working capital amounts as of June 30, 2010. The Company expects the carrying value of net assets plus cost to sell ($1.3 million) to exceed the expected sales price by $3.9 million. Upon closing of the Merger, the outstanding equity units of Global Ethanol will be exchanged, in the aggregate, for 4,386,027 shares of restricted common stock of Green Plains, warrants to purchase 700,000 shares of restricted common stock of Green Plains, and $20.0 million in cash. The warrants will not be transferable, except in limited circumstances, and will be exercisable for a period of three years from October 22, 2010, at a price of $14.00 per share.